As filed with the Securities and Exchange Commission on February 2, 2011
Registration No. 333-___

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BROADCOM CORPORATION
(Exact name of registrant as specified in its charter)

California	33-0480482
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
5300 California Avenue, Irvine, California 92617
(Address of principal executive offices) (Zip code)

Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated
Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated
Broadcom Corporation 2007 International Employee Stock Purchase Plan, as amended and restated, as amended and restated
Beceem Communications Inc. Amended and Restated 2003 Equity Incentive Plan (as assumed by Broadcom Corporation)
Beceem Communications Inc. Amended and Restated 2004 Equity Incentive Plan for Indian Residents (as assumed by Broadcom Corporation)
Beceem Communications Inc. Amended and Restated 2005 Equity Incentive Plan for Indian Residents (as assumed by Broadcom Corporation)
Beceem Communications Inc. Amended and Restated 2006 Equity Incentive Plan for Indian Residents (as assumed by Broadcom Corporation)
Beceem Communications Inc. 2009 Equity Incentive Plan for Indian Residents (as assumed by Broadcom Corporation)
Gigle Semiconductor Inc. 2006 Stock Incentive Plan (as assumed by Broadcom Corporation)

(Full title of the Plans)

Arthur Chong, Esq.
Executive Vice President, General Counsel and Secretary
Broadcom Corporation
5300 California Avenue, Irvine, California 92617
(Name and address of agent for service)
(949) 926-5000
(Telephone number, including area code, of agent for service)

Copies to:
Charles K. Ruck
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
(714) 540-1235

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share	Offering Price	Registration Fee
Broadcom Corporation 1998 Stock Incentive Plan — Class A common stock, $.0001 par value	24,241,462 shares(2)	$44.67(3)	$1,082,866,108(3)	$125,721
Broadcom Corporation 1998 Employee Stock Purchase Plan — Class A common stock, $.0001 par value	5,386,992 shares(2)	$44.67(3)	$240,636,933(3)	$27,938
Broadcom Corporation 2007 International Employee Stock Purchase Plan — Class A common stock, $.0001 par value	1,346,747 shares(2)	$44.67(3)	$60,159,188(3)	$6,984
Beceem Plans (as assumed by Broadcom Corporation) — Class A Common Stock $.0001 par value(5)	829,825 shares	$14.45(4)	$11,990,971(4)	$1,392
Gigle Semiconductor Inc. 2006 Stock Incentive Plan (as assumed by Broadcom Corporation) — Class A Common Stock $.0001 par value	19,380 shares	$6.23(4)	$120,737(4)	$14
Total	31,824,406 shares		$1,395,773,937	$162,049

(1)	This Registration Statement shall also cover any additional shares of Broadcom Corporation Class A common stock that may, with respect to the shares of Class A common stock registered hereunder, become issuable under the following employee benefit plans by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without Broadcom Corporation’s receipt of consideration that results in an increase in the number of outstanding shares of Broadcom Corporation’s Class A common stock : (a) the Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated; (b) the Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated; (c) the Broadcom Corporation 2007 International Employee Stock Purchase Plan, as amended and restated; (d) the Beceem Equity Plans (defined below), as assumed by Broadcom Corporation; and (e) the Gigle Semiconductor Inc. Stock Incentive Plan, as assumed by Broadcom Corporation.

(2)	Represents additional shares that are available for issuance as of January 3, 2011 pursuant to the evergreen provisions of the Broadcom Corporation 1998 Stock Incentive Plan, Broadcom Corporation 1998 Employee Stock Purchase Plan, and Broadcom Corporation 2007 International Employee Stock Purchase Plan, as applicable.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low selling prices per share of Broadcom Corporation’s Class A Common Stock on January 31, 2011, as reported on the Nasdaq Global Select Market.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of the outstanding options.

(5)	The “Beceem Plans” is composed of: (a) 610,891 shares issuable under the Amended and Restated 2003 Equity Incentive Plan with a weighted average exercise price per share of $14.1075; (b) 245 shares issuable under the Amended and Restated 2004 Equity Incentive Plan for Indian Residents with a weighted average exercise price per share of $0.55; (c) 274 shares issuable under the Amended and Restated 2005 Equity Incentive Plan for Indian Residents with a weighted average exercise price per share of $0.55; (d) 5,872 shares issuable under the Amended and Restated 2006 Equity Incentive Plan for Indian Residents with a weighted average exercise price per share of $0.55; and (e) 212,543 shares issuable under the Amended and Restated 2009 Equity Incentive Plan for Indian Residents with a weighted average exercise price per share of $15.8484. The weighted average exercise price of the Beceem Assumed Options is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

PART I
PART II
Item 3. Incorporation of Documents by Reference	II-1
Item 4. Description of Securities	II-1
Item 5. Interests of Named Experts and Counsel	II-1
Item 6. Indemnification of Directors and Officers	II-1
Item 7. Exemption from Registration Claimed	II-2
Item 8. Exhibits	II-2
Item 9. Undertakings	II-3
SIGNATURES	II-4
EX-5.1
EX-23.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7
EX-99.8
EX-99.9

PART I
Information Required in the Section 10(a) Prospectus
     Broadcom Corporation (“Broadcom”) is not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).
PART II
Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference
     Broadcom hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:
     (a) Broadcom’s Annual Report on Form 10-K for the year ended December 31, 2010, filed February 2, 2011;
     (b) All other reports filed pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by Broadcom’s latest Annual Report referred to in (a) above; and
     (c) Broadcom’s Registration Statement No. 000-23993 on Form 8-A filed April 6, 1998, in which there are described the terms, rights and provisions applicable to Broadcom’s Class A common stock, and any other amendments or reports filed for the purpose of updating such description.
     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities
     Not applicable.

Item 5.	Interests of Named Experts and Counsel
     Not applicable.

Item 6.	Indemnification of Directors and Officers
     Broadcom’s Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law (the “California Law”). Under the California Law, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law, (vii) improper distributions, loans and guarantees under Section 316 of the California Law, (viii) acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective or (ix) acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Broadcom’s shareholders for any violation by a director of the director’s fiduciary duty to Broadcom or its shareholders.

     Broadcom’s Articles of Incorporation also include an authorization for Broadcom to indemnify its “agents” (as defined in Section 317 of the California Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Broadcom’s Bylaws provide for indemnification of the company’s directors and officers. In addition, Broadcom may, at its discretion, provide indemnification to persons whom it is not obligated to indemnify, including its employees and other agents. The Bylaws also allow Broadcom to enter into indemnity agreements with individual directors, officers, employees and other agents. Such indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with Broadcom’s Bylaws and Articles of Incorporation, may require Broadcom, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Law and Broadcom’s Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.	Exemption from Registration Claimed
     Not applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit
4.1	Instruments Defining the Rights of Shareholders. Reference is made to Broadcom’s Registration Statement No. 000-23993 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement

5.1	Opinion and consent of Latham & Watkins LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Latham & Watkins LLP is contained in Exhibit 5.1

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement

99.1*	Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated November 11, 2010

99.2	Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated November 11, 2010

99.3	Broadcom Corporation 2007 International Employee Stock Purchase Plan, as amended and restated November 11, 2010

99.4	Beceem Communications Inc. Amended and Restated 2003 Equity Incentive Plan, as assumed by Broadcom Corporation

99.5	Beceem Communications Inc. Amended and Restated 2004 Equity Incentive Plan for Indian Residents, as assumed by Broadcom Corporation

99.6	Beceem Communications Inc. Amended and Restated 2005 Equity Incentive Plan for Indian Residents, as assumed by Broadcom Corporation

99.7	Beceem Communications Inc. Amended and Restated 2006 Equity Incentive Plan for Indian Residents, as assumed by Broadcom Corporation

99.8	Beceem Communications Inc. 2009 Equity Incentive Plan for Indian Residents, as assumed by Broadcom Corporation

99.9	Gigle Semiconductor Inc. 2006 Stock Incentive Plan, as assumed by Broadcom Corporation

*	Exhibit 99.1 is incorporated by reference herein to Exhibit 10.14 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed February 2, 2011.

Item 9.	Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
               Provided, however, That:
(A) Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement; and
(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d0 of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 2nd day of February, 2011.

BROADCOM CORPORATION
By:	/s/ Scott A. McGregor
Scott A. McGregor
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Scott A. McGregor and Eric K. Brandt and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott A. McGregor Scott A. McGregor	President, Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2011

/s/ Eric K. Brandt Eric K. Brandt	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 2, 2011

/s/ Robert L. Tirva Robert L. Tirva	Senior Vice President, Corporate Controller and Principal Accounting Officer	February 2, 2011

/s/ Joan L. Amble	Director	February 2, 2011
Joan L. Amble

/s/ George L. Farinsky	Director	February 2, 2011
George L. Farinsky

/s/ Nancy H. Handel	Director	February 2, 2011
Nancy H. Handel

/s/ Eddy W. Hartenstein	Director	February 2, 2011
Eddy W. Hartenstein

/s/ John E. Major	Chairman of the Board	February 2, 2011
John E. Major

/s/ William T. Morrow	Director	February 2, 2011
William T. Morrow

/s/ John A. Swainson	Director	February 2, 2011
John A. Swainson

/s/ Robert E. Switz	Director	February 2, 2011
Robert E. Switz

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Instruments Defining the Rights of Shareholders. Reference is made to Broadcom’s Registration Statement No. 000-23993 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement

5.1	Opinion and consent of Latham & Watkins LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Latham & Watkins LLP is contained in Exhibit 5.1

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement

99.1*	Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated November 11, 2010

99.2	Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated November 11, 2010

99.3	Broadcom Corporation 2007 International Employee Stock Purchase Plan, as amended and restated November 11, 2010

99.4	Beceem Communications Inc. Amended and Restated 2003 Equity Incentive Plan, as assumed by Broadcom Corporation

99.5	Beceem Communications Inc. Amended and Restated 2004 Equity Incentive Plan for Indian Residents, as assumed by Broadcom Corporation

99.6	Beceem Communications Inc. Amended and Restated 2005 Equity Incentive Plan for Indian Residents, as assumed by Broadcom Corporation

99.7	Beceem Communications Inc. Amended and Restated 2006 Equity Incentive Plan for Indian Residents, as assumed by Broadcom Corporation

99.8	Beceem Communications Inc. 2009 Equity Incentive Plan for Indian Residents, as assumed by Broadcom Corporation

99.9	Gigle Semiconductor Inc. 2006 Stock Incentive Plan, as assumed by Broadcom Corporation

*	Exhibit 99.1 is incorporated by reference herein to Exhibit 10.14 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed February 2, 2011.